UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54282	27-0187394
(Commission File Number)	(IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chrysler Group LLC (the “Company”) has appointed Alessandro Gili to the position of Vice President - Corporate Controller and Chief Accounting Officer, effective June 1, 2011. Prior to the appointment of Mr. Gili, Ronald J. Elder had served as the Company’s Chief Accounting Officer. Mr. Elder remains with the Company in a senior finance position.

Mr. Gili, 39, joined Chrysler Group from its affiliated automotive company, Fiat Group Automobiles, S.p.A. (“FGA”), where he most recently served as Vice-President, Head of Accounting and World Class Finance. Prior to this appointment, Mr. Gili held several positions of increasing responsibility in finance and accounting with FGA and its affiliates beginning in 2002, including Director and Sector Chief Accounting Officer for FGA, Director and Chief Accounting Officer for Fiat Auto, S.p.A and Director of Fiat Gesco, S.p.A, all of which are affiliates of the Company.

Although Mr. Gili will devote all of his time and attention to Chrysler Group and has no separate responsibility to FGA or its affiliates, FGA will continue to make employer contributions on his behalf to the Italian social security system and certain Italian pension and health arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2011

CHRYSLER GROUP LLC
(Registrant)

/s/ Richard K. Palmer
Richard K. Palmer
Senior Vice President and
Chief Financial Officer